EX-10.7

Scaly Properties
Standard Industrial Lease
Multi-Tenant Modified Gross
July 2002

LEASE AGREEMENT

             PARTIES

          This Lease Agreement ("Lease") is entered into on the date of the last execution by the parties hereto, between Sealy Hayden Road, L.P., a Georgia limited partnership, ("LESSOR"); and Universal Battery Corporation ("LESSEE"), and includes all pages and exhibits attached hereto and incorporated by reference herein, and all amendments, modifications, renewals, extensions, restatements, additions and deletions subsequently effected pursuant to Article 36 herein.

1.          LEASED PREMISES

          LESSOR hereby leases to LESSEE, and LESSEE hereby leases from LESSOR, on the terms, conditions and covenants in this Lease, the space described, outlined and/or set forth on Exhibit "A", consisting of 73,000 rentable square feet, and all fixtures, systems and equipment located thereon (the "Leased Premises"). The municipal address of the Leased Premises is 1720 Hayden Road, Carrollton, Texas 75006 and is located on the land more particularly described on Exhibit "B" (the "Land"). The term "Building" in this Lease shall mean the physical structure(s) and all other improvements located on the Land in which the Leased Premises is located.

2.           TERM

          TO HAVE AND TO HOLD said Leased Premises for a period of two (2) years and eighteen (18) days or twenty-four (24) months and eighteen (18) days, commencing on February 10, 2003, or on such earlier date as LESSEE may take actual possession of the Leased Premises (the "Commencement Date"), and ending on February 28, 2005 or the last day of the month that is twenty-four (24) full calendar months and eighteen (18) days following the Commencement Date (the "Expiration Date"), unless sooner terminated, renewed or extended as provided for herein (such period as renewed, extended or terminated hereinafter referred to as the "Term"). If there is work to be performed by LESSOR pursuant to Exhibit "C", the Commencement Date shall be subject to adjustment as provided in Article 3.

3.           ACCEPTANCE OF LEASED PREMISES; CONDITION AND SUITABILITY

          A.           Except for work required to be performed by LESSOR as provided for pursuant to Exhibit "C", LESSEE acknowledges that: (i) it has filly inspected the Leased Premises; (ii) it is fully aware of the physical condition of the Leased Premises; (iii) it hereby accepts the Leased Premises in its present AS IS condition with no express warranties nor promises to repair, replace or maintain (except as expressly set forth in this Lease) and no implied warranties; (iv) the Leased Premises is fully suitable for LESSEE'S uses, purposes and occupancy; (v) the Leased Premises is in good and satisfactory condition. Lessor represents that as of the Commencement Date, to the best of Lessor's knowledge: (1) the Leased Premises contain no material latent defects or Hazardous Substances (as defined in Section 28); and (ii) the HVAC units, plumbing and dock doors are in normal working order.

          B.           If the Leased Premises or any part thereof is to be constructed or modified by LESSOR prior to the Commencement Date, in accordance with Exhibit "C", the Lease Commencement Date shall be the date which the improvements required to be performed by LESSOR pursuant to Exhibit "C" have been substantially completed.

4.           BASE RENT, SECURITY DEPOSIT AND ESCROW

          A.           As rental for the Leased Premises, LESSEE agrees to pay as rent to LESSOR, without notice, reduction, deduction or offset, at LESSOR's office at P.O. Box 1634, Shreveport, Louisiana 71165-1634, or at such other place as LESSOR may from time to time designate in writing in advance, the "Base Monthly Rent" as set forth in Article 4.E. herein on or before the first day of each calendar month through the Term.

          B.           Upon delivery of this renewal Lease, LESSEE will deposit $35,770.00 to be applied as follows: $17,885.00 as the first Total Monthly Payment as defined herein and $17,885.00 as a Security Deposit. Any amount designated herein as "Security Deposit" shall not bear interest, may be commingled with LESSOR's general funds, and shall not be considered an advance payment of rent or a measure of LESSOR's damages. In the event of a Default (as defined in Article 20), including but in no way limited to the non-payment of rent, LESSOR may, from time to time without forfeiting, compromising, releasing, novating or waiving any right or remedy, use the Security Deposit to the extent necessary to pay past due rent and other amounts due LESSOR. Following any such application of the Security Deposit, LESSEE shall pay to LESSOR the amount so applied in order to restore the Security Deposit to its original amount within five (5) days after written request.

          C.           If LESSEE is not in Default, the balance of the Security Deposit shall be returned by LESSOR (or, in the event of an assignment of LESSOR's interest in the Leased Premises and the Security Deposit during the Term, by LESSOR's assignee) within sixty (60) days after the later of: (i) the end of the Term or (ii) delivery of possession of the Leased Premises to LESSOR in accordance with this Lease.

          E.           The amount of the initial Base Monthly Rent and the monthly Operating Expense payments beginning March 1, 2003 through February 28, 2005 are as follows:

Total Monthly Rent	$17,885.00

          As used herein, the term "Total Monthly Payment" shall include all subsequent adjustments pursuant to this Article 4. If this Lease shall commence on any date other than on the first day of a calendar month, or end on any date other than the last day of a calendar month, rent for such month shall be prorated on a daily basis. In the event of a partial calendar year LESSEE's Proportionate Share of the Operating Expenses shall be proportionately adjusted based on the number of days comprising such partial calendar year.

5.           LATE CHARGES

          Time is of the essence regarding all amounts payable to LESSOR. All amounts due under this Lease shall be paid on or before the date due. LESSEE acknowledges that the late payment of Base Monthly Rent or any other amounts payable by LESSEE to LESSOR hereunder (all of which shall constitute additional rent to the same extent as the Base Monthly Rent) will cause LESSOR to incur administrative costs and other damages, the exact amount of which would be impracticable or extremely difficult to ascertain. LESSEE AND LESSOR agree that if LESSOR does not receive any such payment on or before five (5) business days after the date the payment is due, LESSEE shall pay to LESSOR, as additional rental, a late charge equal to ten percent (10%) of the overdue amount to cover such additional administrative costs. This provision for a late charge shall be in addition to all of LESSOR'S other rights and remedies hereunder or at law or equity, and shall not be construed as liquidated damages.

6.           PURPOSE, USE AND OCCUPANCY; COMPLIANCE WITH LAWS

          A.           The Leased Premises are leased for the purpose of, and shall be used and occupied for officing, storage, and distribution of non-hazardous batteries and electronic components associated with Lessee's business and for no other purpose. The Leased Premises shall not be used for any unlawful purpose nor in any manner creating a public or private nuisance or trespass. Neither sidewalks nor loading docks nor any other area outside the Leased Premises shall be used for sale, storage or display in any manner whatsoever.

          B.           LESSEE shall, at its sole cost and expense, obtain all licenses, certificates, permits and all other approvals necessary for such purpose, use and occupancy of the Leased Premises, and shall provide LESSOR with copies of same with thirty (30) days of LESSEE's occupancy and additional copies as may be reasonably requested within five (5) days after written request. LESSEE shall comply with all governmental statutes, laws, ordinances, orders, decrees, decisions, rules and regulations applicable to the purpose, use and occupancy of the Leased Premises, including but in no way limited to the correction, prevention and abatement of public or private nuisances or Hazardous Substances (as defined in Article 28.A.), in, upon, or connected with the Leased Premises, all at LESSEE's sole expense. LESSEE will not permit the Leased Premises to be used for any purpose or in any manner, or take or allow any action or inaction, which would not be covered by the insurance described in Articles 8 or 9 or which would render the insurance thereon void or voidable or the insurance risk more hazardous or the premium therefore more expensive. If there is any increase in the cost of any such insurance described in Article 8 or 9 because of LESSEE's proposed or actual actions or inactions, LESSEE shall pay the full amount of such increase within ten (10) days after written request.

          C.           LESSEE and LESSEE's agents, employees, contractors and invitees will comply fully with all requirements of the rules and regulations of the Building and/or project and related facilities which are attached hereto as Exhibit "D", and made a part hereof as though fully set out herein. LESSOR shall at all times have the right to change such rules and regulations or to promulgate other rules and regulations in such manner as may be deemed advisable for safety, care, or cleanliness of the Building and/or project and related facilities or premises, and for preservation of good order therein, all of which rules and regulations, changes and amendments will be forwarded to LESSEE in writing and shall be carried out and observed by LESSEE. LESSEE shall further be responsible for the compliance with such rules and regulations by the employees, servants, agents, visitors and invitees of LESSEE.

7.           TAXES

          A.           LESSEE shall pay LESSEE's Proportionate Share pursuant to Articles 4.D. and 4.E., of all taxes, assessments and governmental charges of any kind and nature imposed upon the Leased Premises, Land, Building and/or project of which the Leased Premises are a part (referred to herein as "Taxes"). If at any time during the Term, there shall be levied, assessed or imposed on LESSOR a capital levy or other tax directly on the rents received from the Leased Premises, Land, and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part upon such rents from the Leased Premises, Land or Building, in which the Leased Premises is located, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes."

          B.           LESSEE shall be liable for and pay all taxes, assessments, levies and governmental charges imposed against any personal property or fixtures placed in the Leased Premises. If any such taxes, assessments, levies or governmental charges are against LESSEE's property and (i) LESSOR pays same or (ii) the assessed value of LESSOR'S property is increased by inclusion of LESSEE's personal property and fixtures and LESSOR pays all or part of same, then, within five (5) days after written request, LESSEE shall pay same to LESSOR.

8.           LESSOR'S INSURANCE

          A.           LESSOR shall procure insurance policies and charge a Proportionate Share of the premium cost to the LESSEE pursuant to Articles 4.D. and 4.E. of, fire, casualty, liability and any other insurance coverage for the Leased Premises, Land, Building and/or project of which the Leased Premises are a part, as is commercially practicable. Such insurance shall include, but in no way be limited to, casualty insurance covering the Building in an amount of not less than eighty percent (80%) of the replacement cost thereof.

          B.           LESSOR shall have the right to employ an insurance consulting firm to attempt to assure a competitive insurance cost on the Leased Premises, Land and Building, and LESSEE's Proportionate Share of the cost of such consultant shall be included as LESSOR'S insurance to be charged to Lessee pursuant to this Article.

          C.           LESSEE's cost of the insurance and other items mentioned in this Article shall be defined as its Proportionate Share of any of the premiums for the calendar or base year of 2002 ($22,144.10). Insurance expense shall be determined on an accrual basis in accordance with generally accepted accounting principles consistently applied.

9.           LESSEE'S INSURANCE

          LESSEE, at its sole expense, shall obtain and maintain in full force and effect at all times during the Term the following insurance coverage: (a) worker's compensation insurance; (b) "All Risk" fire and extended coverage insurance covering all contents, fixtures and improvements in the Leased Premises in an amount not less than 100% of their full replacement cost; (c) public general liability insurance against liability for property damage and personal injury suffered by anyone by reason of the use or occupancy of the Leased Premises with minimum limits of $1,000,000 on account of bodily injury to or death of one person, $1,000,000 on account of any one occurrence affecting more than one person and $500,000 on account of damage to property; and (d) insurance covering the releases and indemnities of LESSEE set forth in this Lease. All of such insurance shall be provided by an insurance company or companies with A.M. Best ratings of A-VII or better and licensed to do business in the state in which the property is located shall name LESSOR as an additionally insured, and shall be non-cancelable except upon thirty (30) days written notice to LESSOR and any designees of LESSOR. Within ten (10) days after the date of this Lease, and thereafter within ten (10) days after written request, LESSEE shall provide certificates of insurance evidencing the aforementioned coverage, or other such evidence acceptable to LESSOR in its sole discretion.

10.         MAINTENANCE AND REPAIR BY LESSOR

          A.           LESSOR at it's own cost and expense, shall maintain only the roof, foundation and the structural soundness of the exterior walls of the Building in good repair, reasonable wear and tear excepted. The term "exterior walls" as used herein shall not include windows, glass or plate glass, doors, special storefronts, or office entries.

          B.           LESSEE shall repair and pay for any damage caused by the actions or inactions of LESSEE, and LESSEE's employees, agents, contractors, invitees, licensees, patrons and others under its control, or caused by LESSEE's Default or failure to discharge its obligations and duties to repair and maintain the Leased Premises as provided in this Lease.

          C.           LESSEE shall promptly give LESSOR written notice of any defect or need for repairs after which LESSOR shall have reasonable opportunity to repair same or cure such defect. LESSOR's liability with respect to any defects, repairs or maintenance for which LESSOR is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect. LESSOR shall be allowed full access at all times to the Leased Premises by LESSEE for the purpose of fulfilling or attempting to fulfill its obligations under this Article 10.

11.        MAINTENANCE AND REPAIR BY LESSEE; COMMON AREA MAINTENANCE

          A.           LESSEE shall, at its sole expense, repair and maintain all parts of the Leased Premises, except those for which LESSOR is expressly responsible under this Lease, in good condition, making all necessary repairs, maintenance and replacements, including but not limited to, ceiling tiles, windows, glass, doors, signs, office entries, railings, interior walls and finish work, floors and floor covering, heating and ventilation systems, air conditioning systems, dock boards and ramps, truck doors, dock bumpers, plumbing fixtures, termite and pest extermination, removal of trash and debris, handicap access areas, and shall keep the whole of the Leased Premises in a safe, clean and sanitary condition. LESSEE shall not cause or permit trash to accumulate in or around the Building.

          B.           In addition, LESSEE shall at its sole expense, repair and maintain, those portions of the Leased Premises and Building, to the extent that such items serve the Leased Premises exclusively, not in common with other tenants; including but not limited to, plumbing, drains, electrical systems, fire sprinkler systems, gutters, downspouts, exterior painting, trees, shrubs, landscaping, parking areas, driveways, sidewalks, curbs, bollards, railings, loading areas, rail spur areas, private streets and alleys, lighting, utility consumption, owners association dues, hallways, and other areas and improvements exclusive of the roof, foundation and other structural components of the Building.

          C.           LESSEE shall not be obligated to repair any damage caused by fire, tornado or other Act of God or Force Majeure (as defined in Article 40 of this Lease) to the extent of insurance proceeds actually paid to LESSOR, except that LESSEE shall be obligated to repair all wind damage to all glass and signage except with respect to tornado or hurricane damage.

heating, air conditioning, water, sewerage, painting, termite control, pest extermination, trash and debris removal, cleaning, inspecting, landscaping, lawn sprinkler systems, repairing, replacing, policing, guarding and protecting) which may be incurred by LESSOR in its discretion.

          F.           LESSOR reserves the right but is not obligated to perform necessary repairs to common sewage line plumbing and all other repairs, maintenance and replacements which are otherwise LESSEE's obligation under this Article 11, and LESSEE shall, with respect to such items, be liable for and pay to LESSOR the cost of same within ten (10) days after written request. Provided that if any other particular tenant of the Building can be clearly identified as being responsible for the actions or inaction's leading to the need for such repair, maintenance or replacement as described in this Article 11, then LESSOR shall seek from such other tenant, if responsible, to pay for entire cost thereof.

          G.           LESSEE agrees to sign a joint maintenance agreement with the railroad company (if any) servicing the Leased Premises, if requested by the railroad company or LESSOR. LESSOR shall have the right to coordinate any repairs and maintenance of any rail tracks serving the Building, and, if LESSEE uses such rail tracks, LESSEE shall reimburse LESSOR from time to time, within ten (10) days after written request, for a share of the costs of such repairs and maintenance and any other sums specified in any agreement to which LESSOR is a party respecting such tracks, such share to be calculated by dividing the square feet contained in the Leased Premises by the total rentable space occupied by tenants utilizing rail in the Buildings which the rail maintenance cost is applicable.

          H.           LESSEE shall, at its sole expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating, ventilation and air conditioning systems and other equipment within the Leased Premises. LESSOR reserves the right to approve or disapprove of any maintenance contract and the contractor(s) performing work on equipment serving the Leased Premises. The service contract must include all services recommended by the equipment manufacturer and must become effective and a copy thereof delivered to LESSOR without demand within thirty (30) days of the date of this Lease. Lessor warrants that the HVAC units at the Leased Premises will function normally for one (1) year from the Commencement Date. Any repair, maintenance or replacement costs for HVAC units shall first be deferred and covered by such preventative maintenance/service contract.

          I.           LESSEE shall pay Lessee's Proportionate Share, pursuant to Articles 4.D. and 4.E., of all costs incurred by Lessor associated with the Common Area items as described in this Article 11, in excess of $21,604.00 per calendar year. However, Lessee's Proportionate Share of such items shall not increase more than 10% per calendar year.

12.         UTILITIES

          LESSOR agrees to provide, at its sole expense, the connections to the Leased Premises for sewer, water, electricity, natural gas and telephone service; but LESSEE shall pay for all charges for water, gas, heat, light power, telephone, sewer, fire sprinklers and all other utilities and services used on or from the Leased Premises, together with any taxes, assessments, deposits, surcharges or other additional charges, penalties or the like pertaining thereto and any repair and maintenance charges for utilities, and LESSEE shall furnish all electric light bulbs and tubes and elements. If any such services are not separately metered to LESSEE, LESSEE shall pay its Proportionate Share of the cost of such services pursuant to Articles 4.D. and 4.E. of all charges jointly metered with other tenants of the Building; provided, however, LESSOR shall have the right to charge LESSEE with a greater share of the cost of such services on an equitable basis to the extent LESSEE is using a disproportionately large amount of the services in relation to the other tenants of the Building and/or project. LESSOR reserves the right to cause any of said services to be separately metered to LESSEE at LESSEE's sole expense. LESSOR shall not be liable or pay for any interruption, re-establishment or failure of utility services to the Leased Premises.

13.        RELEASES AND INDEMNITY AND WAIVER OF SUBROGATION

          A.           LESSEE assumes full responsibility to LESSOR and all third parties for the condition and security of the Leased Premises, and agrees to keep the Leased Premises in a safe condition and to defend, indemnify and hold LESSOR, its employees, representatives, agents, contractors, patrons, invitees, and licensees harmless from any and all liability for and against any injury or damage relating to, arising from or connected with: (i) the condition of and the use and occupancy of the Leased Premises, including but not limited to any injury or damage caused by, relating to, connected with, or arising from the condition of the Leased Premises or the actions or inaction's of LESSEE, its employees, agents, contractors, patrons, invitees, licensees or others under its control, or by fire, explosion, falling plaster, or other materials, Hazardous Substances, steam, gas, electricity, water, rain, sleet, snow, hail, or from leaks from any parts of the Leased Premises, or from pipes, appliances, or plumbing works, from the roof, street, or subsurface or from any other place, or by dampness or by occupants of contiguous or adjacent property, or the public, or from any damage caused by operations in connection with any construction or demolition, or by any other cause or catastrophe whatsoever; (ii) all actions or inaction's of LESSEE, its employees, agents, contractors, patrons, invitees, licensees or others under its control, in or about the Leased Premises; (iii) all costs, attorney's fees, expenses and liability incurred by LESSOR in connection with any suit, claim or action or proceeding brought on account of the events and transactions described in Articles 7.A.(i) and (ii); provided, however, LESSEE shall not be required to indemnify and hold LESSOR harmless from or against any such injury or damage caused by the sole negligence of LESSOR. LESSOR shall not be liable or responsible for any loss of or damage to the property of LESSEE or others by theft, all of which property shall be insured or self-insured by LESSEE, at LESSEE's sole cost and expense.

          B.           LESSOR and LESSEE each hereby release each other from all loss or damage caused by perils required by this Lease to be insured through, by or under them by way of subrogation or otherwise, even if such loss or damage shall have been caused by the XXXXX walls, and in any case complying with all applicable governmental laws, ordinances, decisions, orders, decrees, regulations and other requirements. All Alterations and Fixtures erected by LESSEE that are affixed to the Leased Premises or the Building shall be and remain the property of LESSOR during the Term of this Lease; however, LESSEE shall, unless LESSOR otherwise elects in writing, remove all Alterations and Fixtures erected by LESSEE and restore the Leased Premises to its original condition by the end of the Term or upon earlier vacating of the Leased Premises, whichever comes first. Notwithstanding the foregoing, if LESSOR so elects in writing prior to the end of the Term of this Lease or upon LESSEE's earlier vacating of the Leased Premises, such Alterations and Fixtures as LESSOR elects to have remain in the Leased Premises shall remain the property of LESSOR upon and after such end of the Term or LESSEE's earlier vacating of the Leased Premises. All removals and restorations by LESSEE shall be accomplished in a good and workmanlike manner SO as not to damage the Leased Premises, Land or Building or their structural, aesthetic or functional qualities, and LESSEE shall repair any such damage at its sole cost and expense.

15.        SIGNS AND SIGN REMOVAL

          After first obtaining express written approval from LESSOR, LESSEE shall have the right to erect signs on the exterior walls of the Building in accordance with signage specifications established by LESSOR. Any such signs to be securely attached parallel to the walls and shall be in keeping with the general scheme of the signs and aesthetic characteristics in the immediate vicinity of the Leased Premises and shall not be other than customary trade signs identifying the business of LESSEE. LESSEE shall not erect any sign over the public way, over the roofline or on the roof, nor paint or otherwise deface or alter the exterior walls of the Building or Leased Premises. The erection of any signs by LESSEE shall be subject to and in conformity with all applicable laws, zoning ordinances, and building restrictions, covenants of record and in accordance with LESSOR'S signage standards. On or before the end of the Term, LESSEE shall remove all signs thus erected, and shall repair any damage or disfigurement, and close any holes, caused by such removal.

16.        ASSIGNMENT OR SUBLETTING

          LESSEE may not assign this Lease or sublease the Leased Premises in whole or in part without LESSOR'S prior express written consent, which consent shall not be unreasonably withheld, and then only in accordance with and subject to the following conditions, the satisfaction of which shall be in the sole discretion of LESSOR:

          A.           If LESSEE desires to assign this Lease or sublet the Leased Premises in whole, then, at least thirty (30) days prior to the proposed effective date of any assignment or sublease, the LESSEE shall deliver to LESSOR a written notice of intention to assign or to sublease, setting forth a proposed commencement date for the assignment or sublease and shall attach to such notice a copy of the proposed assignment or sublease agreement and all agreements collateral thereto. The LESSOR shall then give written notice to LESSEE within fifteen (15) days after receipt of LESSEE's notice of intention to assign or sublease as to whether or not Lessor will consent to such assignment or sublease.

          B.           In the event of the assignment of this Lease or sublease of all or any portion of the Leased Premises where the rental reserved in the assignment or sublease exceeds the rental or the pro-rata portion of the rental, as the case may be, for such space reserved in this Lease, LESSEE shall pay the LESSOR monthly, as additional rent, at the same time and at the same place as the monthly installments of rent hereunder, the excess of the rental reserved in the assignment or sublease over the rental reserved in this Lease applicable to the assigned or subleased space.

          C.           None of LESSEE's obligations to LESSOR under this Lease shall be waived, forfeited, compromised, released or novated regardless of any assignment or sublease, and any assignment or sublease shall be expressly subject to and in compliance with the provisions of this Lease. Further, the terms and conditions of this Lease shall take precedence over and control the provisions of any sublease or assignment to the extent of conflict or differing interpretation.

17.         DAMAGE OR DESTRUCTION

          A.           If, at any time prior to the Commencement Date or during the first one half (1/2) of the Term, the Leased Premises or the Building should be destroyed or damaged to any extent which may require repairs in an amount in excess of twenty (20%) percent of the replacement cost, less reasonable depreciation under the straight line method, of the Leased Premises or the Building, LESSOR shall have the right and option of either:

                    (1)           Immediately terminating this Lease, in which case neither party shall have any rights against the other party from and after the occurrence or destruction except those arising from this Lease; or

                    (2)           Repairing or rebuilding such damaged or destroyed portions of the Leased Premises or Building in substantially the same or better condition as immediately prior to the destruction or damage, in which event rental shall be reduced proportionately to the loss of actual physical occupancy suffered by LESSEE, provided that, if such damage was the result of the actions or inaction's of LESSEE, its employees, agents, contractors, invitees, licensees, patrons or others under its control, rental shall not be reduced during such period.

          B. If during the first one half (1/2) of the Term there should be any such damage or destruction, but to an extent less than the said twenty (20%) percent of the depreciated replacement cost as discussed above, this Lease shall continue and LESSOR shall repair XXXXX

18.        CONDEMNATION

          A.           If, at any time during the Term, (a) title to the entire Leased Premises should become vested in a public or quasi-public authority by virtue of the exercise of expropriation, condemnation or other power in the nature of eminent domain, or by voluntary transfer from the owner of the Leased Premises under threat of such a taking, or (b) if less than the entire Leased Premises be thus taken, or transferred in lieu of such a taking, but it would be legally and commercially impossible for LESSEE to occupy the portion of the Leased Premises remaining, and impossible for LESSEE reasonably to conduct his trade or business therein, or then in either event, the Term shall end as of the time of such vesting of title, after which neither party shall be further obligated to the other except for occurrences antedating such taking.

          B.           Should there be such a partial taking or transfer in lieu thereof, but not to such an extent as to make such continued occupancy and operation by LESSEE an impossibility, then this Lease shall continue on all of its same terms and conditions subject only to a reduction in rent proportionate to such taking. It is provided, however, that LESSOR shall have the right and option to terminate this Lease in the event there is a partial taking or transfer in lieu thereof which affects a portion of the Building and/or the project to the extent that, in LESSOR'S reasonable opinion, it is commercially impractical to continue the operation of the Building or the project in a manner that will justify the continuation of the Lease.

          C.           In the event of any such taking or private purchase in lieu thereof, all compensation awarded for any taking (or sale proceeds in lieu thereof) of the fee or leasehold interest shall be the property of LESSOR, and LESSEE shall have no claim thereto, the same being hereby expressly waived by LESSEE. Any amounts specifically awarded or agreed upon by LESSEE and the expropriating authority for the taking of LESSEE'S removable trade fixtures shall be the property of LESSEE. LESSEE further grants LESSOR exclusive authority to negotiate with any such authority for payment both with respect to the interest of LESSOR and the leasehold interest of LESSEE in the Leased Premises.

19.        ENTRY DURING TERM

          A.           LESSOR shall have the right to enter the Leased Premises throughout the Term for the following purposes: (1) inspecting the general condition and state of repair of the Leased Premises; (2) performing such maintenance and other obligations as may be required or permitted by this Lease of LESSOR; (3) showing the Leased Premises to any prospective purchasers, lenders; (4) showing the leased premised to prospective tenants during the last six (6) months of the Term or in the event of Default by LESSEE, at any time; (5) taking any emergency action which LESSOR in its sole discretion deems necessary to protect the Leased Premises, Land or Building; (6) determining whether there has been a Default under this Lease; and (7) any other reasonable purposes.

          B.           If this Lease is not renewed or extended within one hundred twenty (120) days prior to the end of the Term, LESSOR, its officers, agents or assigns, shall have the right to erect on or about the Leased Premises a customary sign advertising the Leased Premises, Building and/or Land for lease or for sale; and shall likewise have the right to enter the Leased Premises for the purpose of showing the Leased Premises to prospective tenants.

20.        DEFAULT

          The following, whether one or more and whether occurring together or separately, shall each be considered a breach and default by LESSEE under and of this Lease ("Default"): (i) failure to timely pay all or part of any amount payable under this Lease within five (5) days after the same shall be due; (ii) failure, for any reason whatsoever, of LESSEE to perform or effect performance of any of the other terms, conditions, obligations, agreements or covenants to be observed or performed by LESSEE under this Lease, within five (5) days after written notice to LESSEE of its failure to do so; (iii) failure, without any grace period, to comply with the provisions of Article 28. entitled "Environmental Hazards"; (iv) LESSEE or any officer, agent, successor, employee, director, legal representative or assign of LESSEE shall falsify any report or information furnished to LESSOR; (v) LESSEE or any guarantor of this Lease shall become bankrupt or insolvent or file or have filed against it any debtor or bankruptcy proceeding pursuant to any statute, either of the United States or of any state, or for the reorganization or for the appointment of a receiver or trustee of all or a portion of its property; (vi) LESSEE or any guarantor of this Lease makes an assignment for the benefit of creditors, or petitions for or enters into a plan of arrangements; and (vii) LESSEE shall abandon the Leased Premises or suffer this Lease to be seized or otherwise taken under any levy, turnover order, writ of execution or any other order, decree, writ or judgment.

21.        REMEDIES

          A.           Upon each occurrence of Default, LESSOR shall have the option to pursue, at any time and from time to time, any one or more of the following remedies, and/or any other remedy provided by law or in equity, without any notice or demand, LESSEE specifically waiving any municipal, county, state or federal law to the contrary:

(1)	Terminate this Lease; and/or
(2)	Enter upon and take possession of the Leased Premises with or without terminating this Lease; and/or
(3)	Alter and/or change all locks and other security devices at the Leased Premises with or without terminating this Lease;

XXXXX

          C.           If LESSOR repossesses the Leased Premises without terminating this Lease, LESSEE, at LESSOR's option, shall be liable for and shall pay LESSOR within five (5) days after written request all of the Total Monthly Payment and other payments owed to LESSOR accrued through the date of such repossession, plus all amounts required to be paid by LESSEE to LESSOR under this Lease through the date of expiration of the Term diminished by all amounts received by LESSOR through reletting the Leased Premises for the remainder of the Term. Actions to collect amounts due by LESSEE to LESSOR under this Article 21.C. may be brought from time to time, on one or more occasions, without the necessity of LESSOR's waiting until expiration of the Term.

          D.           Upon Default, in addition to any amount provided to be paid herein, LESSEE also shall be liable for and shall pay to LESSOR (i) brokers' fees incurred by LESSOR in connection with reletting the whole or any part of the Leased Premises; (ii) the costs of removing and storing LESSEE's or other occupant's property; (iii) the costs of repairing, altering, remodeling or otherwise putting the Leased Premises and the fixtures, equipment and systems located therein into condition acceptable to a new tenant; and (iv) all reasonable expenses and fees, including but in no way limited to attorney's fees, incurred by LESSOR in enforcing or defending LESSOR's rights and/or remedies, (v) interest at the rate of eighteen 18.00% percent per annum on all sums due and owed to LESSOR by virtue of any provision of this lease including without limitation, Base Monthly Rent and late charges, from the time they are due and payable until they are paid.

          E.           In the event of termination and/or possession of the Leased Premises for a Default, LESSOR shall use reasonable efforts to re-let the Leased Premises and to collect rental after reletting, provided that LESSEE shall not be entitled to a credit or reimbursement from any proceeds in excess of the rental or other amounts owed under this Lease. LESSOR may relet the whole or any portion of the Leased Premises for any period, to any tenant and for any use and purpose.

          F.         If LESSOR repossesses the Leased Premises, LESSOR shall have the right to (i) keep in place and use or (ii) remove and store all of the furniture, fixtures, equipment and other contents located at the Leased Premises, including that which is owned by or leased to LESSEE at all times prior to any foreclosure or repossession by LESSOR or third party having a lien thereon. LESSOR also shall have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (“Claimant”) who presents to LESSOR a copy of any instrument represented by Claimant to have been executed by LESSEE (or any predecessor of LESSEE) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of LESSOR to inquire into the authenticity or legality of said instrument. The rights of LESSOR herein stated shall be in addition to any and all other rights that LESSOR has or may hereafter have at law or in equity; and LESSEE stipulates and agrees that the rights granted LESSOR are commercially reasonable.

22.        CONDITION AT TERMINATION AND KEYS

          The Leased Premises and keys to same shall be surrendered to LESSOR, broom clean (free of all debris and property of LESSEE), no later than 5:00 o’clock p.m. on the last day of the Term, with the entire Leased Premises in good repair, reasonable wear and tear excepted (except as provided to the contrary in the Lease), and with all equipment and systems in good operating condition. Should LESSEE surrender the Leased Premises or the equipment or systems in other than the above specified condition, LESSEE hereby grants LESSOR the right to have the Leased Premises placed in such condition and LESSEE agrees to pay the cost of such reconditioning, as well as the Total Monthly Payment for the period necessary to accomplish same, within ten (10) days after written request to LESSEE. At the end of the Term, LESSEE shall surrender all keys to LESSOR at the place then fixed for the payment of rent or such other location as specified by LESSOR in writing. All obligations of the LESSEE contained in this Article 22 shall survive the end of the Term. Notwithstanding any provision in this Lease to the contrary, all personal property of LESSEE that shall remain in the Leased Premises after the vacation of the Leased Premises by LESSEE shall be deemed abandoned, shall thereupon, at the election of LESSOR, become the property of LESSOR, and the LESSOR may dispose of such property in any way at any time, without notice, as LESSOR sees fit without liability or payment for same or damage thereto to LESSEE, at LESSEE’s sole expense.

23.        HOLDING OVER

          Should LESSEE fail to surrender the Leased Premises or any part thereof at the end of the Term, such holding over shall constitute a month to month lease under the same terms and conditions as this Lease, except at a monthly rental equal to 150% of the rent due for the last full month of the Term.

24.        FINANCIAL STATEMENTS

          Within ten (10) days after written request, LESSEE shall furnish to LESSOR a copies of LESSEE’s income statements and balance sheets covering LESSEE’s last four (4) quarterly accounting periods, and shall include all corresponding notes, comments, opinions and statements. Such financial information shall be certified by LESSEE or a Certified Public Accountant to be materially accurate.

25.        SUBORDINATION AND ATTORNMENT

          A.           LESSEE agrees that this Lease is and shall remain subject to and subordinate to all present and future mortgages, deeds to secure debt, deeds of trust, security agreements, financing statements and all other security instruments and other similar encumbrances (the “Encumbrances”) affecting the Land or the Building, or any part thereof, and within ten (10) days after written request, LESSEE shall XXXXXX representatives, shall be subject to lien, levy, execution or other enforcement procedure for the satisfaction of any such claim, judgment, injunction, decree, decision or ruling, nor shall any of the foregoing individuals or entities have any liability, whether jointly, individually or derivatively, for any obligation of or any claim against LESSOR.

27.        ESTOPPEL REPRESENTATIONS

          Within ten (10) days after written request from LESSOR, LESSEE shall execute, acknowledge, verify and deliver to LESSOR written statements certifying that this Lease in full force and effect (and, if there has been a modification thereof, that the same is in full force and effect as modified), that there are no uncured defaults on the part of LESSOR (or of any such default exists, the specific nature and extent thereof), the date to which any rent or other charges have been paid in advance, if any, and such other matters as LESSOR may, in its sole discretion request.

28.        ENVIRONMENTAL HAZARDS

          A.           The term "Hazardous Substances", as used in this Lease shall mean all pollutants, contaminants, explosives, flammable materials, compressed materials, corrosives and toxic, radioactive and hazardous materials, and all other substances, the use, containment, existence, monitoring, transporting, maintenance prevention and/or removal of which is monitored, restricted, prohibited or penalized by an "Environmental Law", which term shall mean all federal, state or local laws, ordinances, statutes, orders, directives and decrees, and all orders, directives, rulings, rules, regulations and decisions of a governmental or quasi-governmental authority, and all decisions, orders, decrees and judgments of a judicial or quasi-judicial body, and all rules, regulations, rulings, orders, directives and decisions of any regulatory or quasi-regulatory body relating to the foregoing or the pollution, contamination, regulation, monitoring, cleansing or protection of the environment. LESSEE hereby agrees that: (i) no activity or inactivity will be conducted on the Leased Premises that will produce any Hazardous Substances, except for such activities that are part of ordinary course for LESSEE'S business activities and which are conducted in accordance with all Environmental Laws and have been expressly and specifically approved in advance in writing by LESSOR in its sole discretion ("Permitted Activities"); LESSEE shall be responsible for obtaining any required permits, certificates variances and all approvals and for paying any fees and providing any testing required by any governmental agency; (ii) the Leased Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of "Permitted Materials" (as defined in Article 28.B.), which are properly stored in a manner and location meeting all Environmental Laws and are expressly and specifically approved in advance in writing by LESSOR in its sole discretion; (iii) no portion of the Leased Premises will be used as a landfill, waste disposal facility, waste storage facility or a dump; (iv) there will be no installation of any above ground or underground tanks or other storage facilities of any type; (v) no surface or subsurface conditions will exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (vi) there will be no Hazardous Substances brought onto the Leased Premises, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed by LESSEE, with proper disposal pursuant to all Environmental Laws, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. LESSOR shall have the right but not the obligation to enter the Leased Premises for the purpose of inspecting the storage, use and disposal of Permitted Materials to ensure compliance with this Lease and all Environmental Laws. Should it be determined, in LESSOR'S sole discretion, that said Permitted Materials are being improperly stored, used, or disposed of, then LESSEE shall take such corrective action within 24 hours after written demand from LESSOR. If such corrective action is not so taken, LESSOR shall have the right, but not the obligation, to perform such work and LESSEE shall reimburse LESSOR for all costs associated with said work within five (5) days after written request. If at any time during or after the Term, the Leased Premises are found to be so contaminated or subject to said conditions, LESSEE shall immediately institute proper and thorough cleanup procedures at LESSEE'S sole cost, and LESSEE agrees to indemnify and hold LESSOR harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from, in connection with or as a result of said conditions. If such corrective action is not so taken, LESSOR shall have the right, but not the obligation, to perform such work and LESSEE shall reimburse LESSOR for all costs associated with said work within five (5) days after written request. The foregoing indemnification and the responsibilities of LESSEE in this Article 28 shall survive the end of the Term.

              B.          PERMITTED MATERIALS:

                                          N/A

29.        PROHIBITION OF LIENS

          LESSEE has no authority, express or implied, to create, place or allow any lien or encumbrance of any kind or nature whatsoever upon the Leased Premises, Land or Building, or in any manner to bind the interest of LESSOR or LESSEE in the Leased Premises, Land or Building or to charge any amount payable under this Lease for any claim in favor of any person dealing with LESSEE, including those who may furnish materials or perform labor for any construction or repairs. LESSEE agrees that it will pay or cause to be paid all sums for labor performed or materials furnished in connection with any work performed on the Leased Premises, and that it will save and hold LESSOR harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the Leased Premises, Land or Building or against the right, title and interest of the LESSOR in the Leased Premises, Land or Building or under this Lease. LESSEE agrees to give LESSOR written notice within five (5) days of the placing of any lien or encumbrance against the Leased Premises, Land or Building.

30.        LESSOR'S LIEN

32.        SEVERABILITY

          If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent and for any reason, be declared invalid or unenforceable by a court of law or regulatory agency, the remainder of this Lease and the application of such term, covenant or condition to persons or circumstances other than those which or to which such may be held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

33.        FURNISHING NOTICE

          Any notice, demand, request or writing which shall be required or permitted under this Lease must be in writing and (i) delivered in person or by courier or (ii) deposited, postage prepaid, return receipt requested in the US Mail, certified or registered, or (iii) via a nationally recognized overnight delivery service, and addressed to:

LESSOR:	Sealy Hayden Road, L.P.
Attn: Mark P. Sealy
333 Texas Street, Suite 1050
Shreveport, Louisiana 71101

	Telephone No.:	318-222-8700
	Facsimile No.:	318-222-4124

LESSEE:

Legal Notice Address:
Universal Battery Corporation
Attn: Randy Hardin
4300 Wiley Post Road
Addison, Texas 75001

	Telephone No.:	(972) 387-0850
	Telecopier No.:	(972) 661-3746

Billing Address:
Universal Battery Corporation
Attn: Randy Hardin
4300 Wiley Post Road
Addison, Texas 75001

	Telephone No.:	(972) 387-0850
	Telecopier No.:	(972) 661-3746

On-Site Contact:
Universal Battery Corporation
Attn: Randy Hardin
1720 Hayden Road
Carrollton, Texas 75006

	Telephone No.:	To be provided in Suite Acceptance Memorandum
	Telecopier No.:	To be provided in Suite Acceptance Memorandum

or such other address as LESSOR or LESSEE shall have most recently designated by written notice. Any notice, demand or request hereunder shall be deemed to have been received on the date of delivery, if delivered in person or by courier, or on the date of receipt on the return receipt, if delivered by US Mail or overnight delivery service.

34.        TITLES

          Notations or titles appearing in this Lease are provided merely for ease of reference, and the parties hereto expressly acknowledge and agree that such notations and titles do not constitute a part of this Lease, have no legal effect whatsoever in determining the rights or obligations of parties and shall have no bearing upon the meaning or interpretation of this Lease or any portion of it.

35.        NON-WAIVER

          The failure by LESSOR to act upon a specific Default, failure or breach of any term, covenant or condition in this Lease (whether once or more) is not and will not be intended to be and shall not be deemed to be a surrender of the Leased Premises or a waiver.

37.        RECORDATION OF LEASE OR SHORT FORM

          LESSEE shall not record this Lease or a short form of this Lease, unless expressly approved by LESSOR in writing. Within five (5) days after written request by LESSOR, LESSEE shall join LESSOR in the execution of a memorandum or "short form" of this Lease for the purposes of recordation at LESSOR'S sole discretion. The memorandum shall describe the parties, the Leased Premises, and the Term of this Lease, and shall incorporate this Lease by reference.

38.        TIME OF ESSENCE

          Time is the essence with respect to the performance of each of the payments, covenants and agreements in this Lease.

39.        GOVERNING LAW; JURISDICTION; VENUE

          The laws of the State of Texas shall govern the validity, performance, interpretation and enforcement of this Lease and all claims, suits, demands and actions relating to, in connection with and arising from this Lease and its subject matter, and all such claims, suits, demands and actions shall be made and brought in Dallas County, Texas.

40.        ACTS OF GOD; FORCE MAJURE

          LESSOR shall not be required to perform any term, condition or covenant of this Lease, or be liable for any damages to LESSEE, so long as the performance or nonperformance of the term, condition or covenant is delayed, caused by or prevented by an Act of God or Force Majeure. For purposes of this Lease, Act of God and Force Majeure are defined as strikes, lock-outs, sit-downs, material or labor restrictions by any governmental authority, unusual transportation delay, riots, floods, washouts, explosions, earthquakes, fire, storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, insurrections or any other cause not reasonably within the control of LESSOR and which by the exercise of due diligence is unable, fully or in part, to prevent or overcome.

41.        LESSEE'S AUTHORITY

          Both LESSEE and the individual(s) signing on behalf of LESSEE below hereby represent and warrant that they are duly authorized to execute and deliver this Lease and bind LESSEE to the terms thereof without the consent of any other individual, entity or group of individuals and/or entities.

42.        COMPLIANCE WITH LAW

          All agreements between LESSOR and LESSEE, whether now existing or hereafter arising, are hereby limited so that in no contingency, whether by reason of demand or acceleration or otherwise, shall any amount contracted for, charged, received, paid or agreed to be paid to LESSOR exceed the maximum amount permissible under applicable law. If, from any circumstances whatsoever, any amount would otherwise be payable to LESSOR in excess of the maximum lawful amount, such payable to LESSOR shall be reduced to the maximum amount permitted under applicable law; and if from any circumstances LESSOR shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the amounts due and to become due under this Lease and not the payment of interest, or if such excessive amount exceeds amounts due and to become due under this Lease, such excess shall be refunded to LESSEE. This Article 42 shall control all agreements between the LESSOR and LESSEE.

          This Lease Agreement is executed as of the dates indicated below.

WITNESS:	LESSEE:

UNIVERSAL BATTERY CORPORATION

/s/ Mimi Tan	By: /s/ Ian Edmonds

Printed Name: Ian Edmonds

Mimi Tan	Its: C.O.C.

Date: March 7, 2003

LESSOR: /s/ Julie Sansom Reese
Julie Sansom Reese, CFO

WITNESS:
SEALY HAYDEN ROAD, L.P.
a Georgia limited partnership

	By:	Sealy Hayden Road GP, L.L.C
its general partner

/s/ ???????		By: /s/ Mark P. Sealy

Printed Name: Mark P. Sealy

Its: Manager

Date: 3-14-03

EXHIBIT "A"

SPACE OUTLINE

[GRAPHIC OMITTED]

EXHIBIT "A-1"

ADJACENT SPACE

[GRAPHIC OMITTED]

EXHIBIT "B"

LAND DESCRIPTION

Being a tract or parcel of land situated in the City of Carrollton, Dallas County, Texas; and being a part of the John Meyer Survey, Abstract No. 939, and being part of a tract of land conveyed to Southwestern Town Lot Corporation by deed dated December 20, 1962, recorded in Volume 5921, Page 285 of the Deed Records of Dallas County, Texas; and being more particularly described as follows:

Beginning at a chisel mark at the intersection of the centerline of Hayden Road (50 feet wide) and the original Southerly line of Country Club Drive;

Thence South 89 degrees 54 minutes East along the original Southerly line of Country Club Drive a distance of 419.87 feet to a P.K. nail set for corner;

Thence South 0 degrees 30 minutes West along the centerline of a 50 foot wide railroad easement a distance of 778.20 feet to a ½ inch iron rod with yellow plastic cap set for corner;

Thence North 89 degrees 30 minutes West a distance of 25.00 feet to a ½ inch iron rod with yellow plastic cap set for corner at the beginning of a curve to the right;

Thence in a Southwesterly and Westerly direction the centerline of a 40 foot wide railroad easement and along said curve to the right whose tangent bears South 14 degrees 17 minutes 04 seconds East, having a radius of 382.00 feet, a central angle of 76 degrees 12 minutes 56 seconds, and an arc length of 508.14 feet to a ½ inch iron rod with yellow plastic cap set for corner at the end of said curve to the right;

Thence North 89 degrees 30 minutes West a distance of 23.86 feet to a chisel mark for corner in the centerline of Hayden Road (50 feet wide);

Thence North 0 degrees 30 minutes East along the centerline of Hayden Road a distance of 1066.25 feet to the Point of Beginning and containing 413,233 square feet or 9.4865 acres, more or less.

EXHIBIT "C"

SPECIAL STIPULATIONS

Monthly Rent

Pursuant to paragraph 4.E of the Lease, the Base Monthly Rent shall be as follows:

          The Total Monthly Rent beginning February 10, 2003 through February 28, 2003 shall be $0.00/month.

          The Total Monthly Rent beginning March 1, 2003 through February 28, 2005 shall be $17,885.00/month.

Work Items

1.          Lessor will, at Lessor's sole cost and expense, install one concrete ramp at a location to be mutually agreed upon by Lessor and Lessee.

2.          Within a reasonable time after Lessor leases the Adjacent Space as outlined and described in Exhibit "A-1" ("Adjacent Space"), Lessor shall construct an eight (8) foot chain link fence with razor wire topping between the Leased Premises and the Adjacent Space ("Fence") on the following terms:

(a)	The Fence will be constructed using standard grade materials and workmanship in Lessor's reasonable discretion.

(b)	The Fence will comply with all federal, state and local laws, including, but not limited to, local building codes.

(c)	The Fence will be constructed at Lessor's sole cost and expense.

Right of Refusal

Commencing on the Commencement Date and ending on the Expiration Date, and if there is no uncured default by Lessee under the Lease, for the first offer Lessor receives to lease all or part of the Adjacent Space which Lessor desires to accept, Lessee shall have a one time right to lease all the Adjacent Space if the Adjacent Space is available, with a term at least coterminous with the Term and any extension of the Term, and on other terms and conditions then prevailing in the market for similarly situated space as the Adjacent Space, as reasonably determined by Lessor. Lessee shall exercise the right to first refusal by delivering written notice to Lessor ("Lessee's Notice") within three (3) business days of Lessor's written notice to Lessee of Lessor's receipt of another prospective Lessee's offer, If Lessee does not properly and timely provide Lessee's Notice within such three (3) business days, Lessee's right of first refusal shall be automatically null and void and of no further force or effect.

Within five (5) days following receipt of Lessee's Notice, Lessor shall deliver to Lessee a written notice ("Lessor's Notice") specifying the rental rate for the Adjacent Space.

Lessee shall have five (5) days following delivery of Lessor's Notice to notify Lessor in writing of Lessee's acceptance of Lessor's rental rate determination. Lessee's failure to properly and timely notify Lessor of such acceptance within such period shall automatically render Lessee's right of first refusal null and void and of no further force and effect. If Lessee properly and timely accepts Lessor's rental rate determination, Lessor and Lessee shall promptly enter into a lease for the Adjacent Space.

Lessee's rights under this Exhibit C shall terminate if (i) this Lease or Lessee's right to possession of the Lease is terminated, (ii) Lessee, at any time during the Lease Term, assigns any of its interest in this Lease or sublets any portion of the Leased Premises, (iii) Lessee fails to timely comply with any of its options or obligations under this Exhibit C, time being of the essence with respect to Lessee's exercise thereof.

Access Within Building

Until such time as Lessor has leased any portion of the Adjacent Space, Lessee shall have reasonable access to the utility room (containing phone and computer lines and equipment) on the second floor of the Building for the purpose of establishing and maintaining Lessee's phone and computer services.

EXHIBIT "D"

RULES AND REGULATIONS

The following Rules and Regulations have been adopted by LESSOR for the general care, protection and benefit of the Building and for the general comfort and welfare of all LESSEE's.

1.
LESSOR agrees to furnish LESSEE two keys serving the front exterior entrance to the Leased Premises without charge. Additional keys will be furnished at a charge of $5.00 each. LESSEE may change the lock(s) to the Leased Premises at LESSEE's expense upon the express written consent of LESSOR. Before or at the end of the Term of this Lease, all locks so changed will be returned to their original keyage. LESSEE shall not put additional locks or latches upon any door without the prior written consent of the LESSOR. Any and all locks so added on any door shall remain for the benefit of the LESSOR.

2.
LESSEE will refer all contractors, contractor's representatives and installation technicians rendering any service on or to the Leased Premises for LESSEE, to LESSOR for LESSOR'S prior express written approval and supervision before performance of any service. This provision shall apply to all work performed on or about the Leased Premises, including but in no way limited to installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting the Leased Premises.

3.	LESSEE shall not at any time occupy any part of the Lease Premises or project as sleeping or lodging quarters.

4,
LESSEE shall not install or operate on the Lease Premises or in any part of the building, any engine, or machinery, or conduct mechanical operations thereon or therein, or place or use in or about the Lease Premises any explosives, gasoline, kerosene, oil, acids, caustics, or any flammable, explosive or hazardous material without the prior express written consent of LESSOR.

5.
LESSOR will not be responsible for lost or stolen personal property, equipment, money or jewelry from the Leased Premises regardless of whether or not such loss occurs when the area is locked against entry.

6.	No dogs, cats, birds, fowl, or other animals shall be brought into or kept in or about the Lease Premises.

7.	Employees of LESSOR shall not receive or carry messages for or to any LESSEE or other person, nor contract with or render free or paid services to any LESSEE or LESSEE's agents, employees or invitees.

8.
None of the parking, sidewalks, plaza, recreation or lawn areas, entries, passages, doors, elevators, hallways or stairways shall be blocked or obstructed, or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas or such area being used by LESSEE's agents, employees, contractors or invitees, licensees, patrons or other persons at any time for purposes inconsistent with their designation by LESSOR.

9.
The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse, or by the defacing or injury of any part of the building shall be borne by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

10.	No person shall disturb occupants of the building by the use of any radios, record players, tape recorders, musical instruments, the making of unseemly noises, or any unreasonable use.

11.
LESSEE and its employees, agents and invitees shall park their vehicles only in those parking areas designated by LESSOR, LESSEE shall furnish LESSOR with state automobile license numbers of LESSEE's vehicles and its employers' vehicles within five days after taking possession of the Leased Premises and shall notify LESSOR of any changes within five days after such change occurs. LESSEE shall not leave any vehicle in a state of disrepair (including without limitation, flat tires, out of date inspection stickers or license plates) on the Leased Premises or project. If LESSEE or its employees, agents or invitees park their vehicles in areas other than the designated parking areas or leave any vehicle in a state of disrepair, LESSOR, after giving written notice to LESSEE of such violation, shall have the right to remove such vehicles at LESSEE's expense.

AMENDMENT TO LEASE

     This Amendment to Lease (the "Amendment") is made by and between Sealy Hayden Road, L.P., a Georgia limited partnership, hereinafter referred to as ("Lessor"), and Universal Battery Corporation, hereinafter referred to as ("Lessee").

WITNESSETH

A.
Lessor and Lessee hereby confirm and ratify, except as modified below, all of the terms and conditions and covenants; in that certain written lease agreement dated March 14, 2003 (the "Original" Lease") between Lessor and Lessee for the leasing of the following described property:

Approximately 73,000 square feet of office/warehouse space (the "Leased Premises") located at 1720 Hayden Road, Carrollton, Texas 75006.

B.
Lessee warrants that the Lessee has accepted and is now in possession of the Leased Premises and Lessor and the Lessee warrant that the Lease is valid and presently in full force and effort. Lessee has accepted the Premises in its present "as is" condition.

C.	All capitalized, defined terms used in the Original Lease shall have in this Amendment the meanings ascribed to them in the Original Lease, unless specifically otherwise indicated in this Amendment.

D.	The parties intend for the Original Lease together with this Amendment to be read together as one unified document (the "Lease").

         The Lease is hereby amended as follows:

1.	Pursuant to Section 1 of the Original Lease, the Leased Premises is hereby amended as follows:

Beginning February 1, 2004, the Leased Premises shall be increased to approximately 92,200 square feet (see the attached Exhibit A).

Beginning July 1, 2004, the Leased Premises shall be increased to approximately 148,840 square feet (see the attached Exhibit A-1).

2.	Pursuant to Section 2 of the Original Lease, the Term is hereby amended to expire December 31, 2009.

3.	Pursuant to Section 4.E. of the Original Lease, the Base Monthly Rent is hereby amended as follows:

Beginning February 1, 2004 though June 30, 2004 the Base Monthly Rent shall be $22,589.00 per month.

Beginning July 1, 2004 through December 31, 2004 the Base Monthly Rent shall be $0.00 per month.

Beginning January 1, 2005 through February 28, 2006 the Base Monthly Rent shall be $21,705.83 per month.

Beginning March 1, 2006 through December 31, 2007 the Base Monthly Rent shall be $24,806.67 per month.

Beginning January 1, 2008 through December 31, 2009 the Base Monthly Rent shall be $27,907.50 per month.

7.	Lessor will, at its sole cost and expense, cause the following Work Items to be completed on or before July 1, 2004:

	1.	Construct new fire rated demising wall.

	2.	Separate utilities between Leased Premises and Suite 1722.

	3.	Paint and carpet existing office area.

	4.	Enclosed existing warehouse area below the most northern mezzanine office. HVAC and flooring will be provided in this area.

	5.	Construct nine (9) new offices within existing bullpen area located on northern end of the second story.

	6.	Construct six (6) new office within existing bullpen area located on southern end of the second story. (15 Total privates shall be provided, exact location to be determined.)

7.
Construct approximately 2,000 square feet of new office space directly below most southern end of mezzanine office space. Configuration is yet to be determined, but typical layout is assumed. Lessor and Lessee agree to equally split the cost of this improvement. Lessor will send Scope of Work out for bid by three separate contractors; work will be awarded to a contractor mutually agreed upon by Lessor and Lessee.

Any additional modifications desired by Lessee shall be completed by Lessor at the sole cost of Lessee and will be subject to prior approval by Lessor. Lessee shall submit requested modifications in writing to Lessor for approval; Lessor's approval shall not be unreasonably withheld or delayed. Any improvement costs due Lessor from Lessee as a result of such modifications, shall be payable by Lessee one-half (1/2) upon commencement of work and one-half (1/2) upon completion or occupancy by Lessee, whichever comes first.

All Work Items shall be performed in compliance with all applicable permits, laws and requirements of public authorities. Work Items shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to building standards as established by Lessor.

8.	Pursuant to Section 33 of the Original Lease, the Notices are hereby amended as follows:

LESSOR:	Sealy Hayden Road, L.P.
Attn: Mark P. Sealy
Sealy & Company, Inc.
333 Texas Street, Suite 1050
Shreveport, Louisiana 71101
Telephone No.: 318-222-8700
Telecopier No.: 318-222-4124

LESSEE:
Legal Notice Address:
Universal Battery Corporation
Attn: Randy Hardin
1720 Hayden Road
Carrollton, Texas 75006
Telephone No.:
Telecopier No.:

Billing Address:
Universal Battery Corporation
Attn: Randy Hardin
1720 Hayden Road
Carrollton, Texas 75006
Telephone No.:
Telecopier No.:

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then prevailing in the market for similarly situated space as the Adjacent Space, as reasonably determined by Lessor. Lessee shall exercise the right to first refusal by delivering written notice to Lessor ("Lessee's Notice") within three (3) business days of Lessor's written notice to Lessee of Lessor's receipt of another prospective Lessee's offer, If Lessee does not properly and timely provide Lessee's Notice within such three (3) business days, Lessee's right of first refusal shall be automatically null and void and of no further force or effect.

Within five (5) days following receipt of Lessee's Notice, Lessor shall deliver to Lessee a written notice ("Lessor's Notice") specifying the rental rate for the Adjacent Space.

Lessee shall have five (5) days following delivery of Lessor's Notice to notify Lessor in writing of Lessee's acceptance of Lessor's rental rate determination. Lessee's failure to properly and timely notify Lessor of such acceptance within such period shall automatically render Lessee's right of first refusal null and void and of no further force and effect. If Lessee properly and timely accepts Lessor's rental rate determination, Lessor and Lessee shall promptly enter into a lease for the Adjacent Space.

Lessee's rights under this Right of Refusal shall terminate if (i) this Lease or Lessee's right to possession of the Lease is terminated, (ii) Lessee, at any time during the Lease Term, assigns any of its interest in this Lease or sublets any portion of the Leased Premises, (iii) Lessee fails to timely comply with any of its options or obligations under this Right of Refusal, time being of the essence with respect to Lessee's exercise thereof.

10.	Except as herein expressly specified, all terms and conditions of the Lease shall remain in full force and effect.

WITNESSES:	LESSEE:
UNIVERSAL BATTERY CORPORATION

By: /s/ Randy Hardin
Randy Hardin, CEO

Date: 12-23-03

LESSOR:
SEALY HAYDEN ROAD, L.P.
a Georgia limited partnership

	By:	Sealy Hayden Road GP, L.L.C
its general partner

/s/ Carla Dupre		By: /s/ Mark P. Sealy
Mark P. Sealy, Manager

Date: 1-12-04

EXHIBIT A

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EXHIBIT A-1

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